UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 9, 2006
MATRIXX INITIATIVES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The following disclosure describes certain ordinary course executive and director compensation actions.
     On February 9, 2006, the Compensation Committee of the Board of Directors of Matrixx Initiatives, Inc. (the “Company”) approved the following compensation components for the Company’s five most highly-compensated executive officers named in the Company’s proxy statement relating to its May 24, 2005 annual meeting of shareholders (the “Named Executive Officers”): (a) incentive payments based on 2005 Company and individual performance; (b) 2006 base salary levels; and (c) restricted stock grants. The following table summarizes these components:

		2005		Restricted
		Incentive	2006 Base	Stock Award
Name	Position	Payment	Salary	(# of Shares) (1)

Carl J. Johnson	Chief Executive Officer,	$425,000	$470,000	33,961
	President
William J. Hemelt	Chief Financial Officer,	$170,000	$248,000	9,041
	Executive Vice President
	of Operations, Treasurer
Timothy L. Clarot	Vice President, Research	$125,000	$209,000	7,635
	and Development
Michael Voevodsky	Vice President, Sales	$120,000	$191,000	7,233
James A. Marini	Vice President, Marketing	$80,000	$156,000	5,826
(1) One-half of the restricted shares vest over a three-year period in one-third increments. The other half of the restricted shares vests in early 2009 only if 2008 performance objectives to be established by the Compensation Committee are met. Based upon Securities and Exchange Commission rules, the value of the restricted stock awards, based on the closing price of the Company’s common stock on the date of grant, is as follows: Mr. Johnson ($743,750); Mr. Hemelt ($198,000); Mr. Clarot ($167,200); Mr. Voevodsky ($158,400); and Mr. Marini ($127,600).

     On February 9, 2006, the Compensation Committee also approved a 2006 incentive plan (the “2006 Plan”) under which each of the Company’s officers, including the Named Executive Officers, is eligible to participate. The 2006 Plan is based on the Company’s achievement of specified revenue and earnings levels for 2006, excluding any unusual expenses related to the Company’s ongoing product liability and securities litigation. However, the amount of the award, if any, to each officer under the 2006 Plan is in the sole discretion of the Committee. Accordingly, the Committee may consider factors other than Company revenues and earnings to measure performance.
     Subject to the foregoing, 2006 Plan award opportunities for the Named Executive Officers (expressed as a percentage of the Named Executive Officer’s 2006 base salary) are as follows:

Name	Award Opportunity (1)

Carl J. Johnson	Less Than Plan (0%) Plan (Cash Bonus: 50%; Restricted Stock: 100%) Maximum (Cash Bonus: 100%; Restricted Stock: 200%)
William J. Hemelt	Less Than Plan (0%) Plan (Cash Bonus: 40%; Restricted Stock: 50%) Maximum (Cash Bonus: 80%; Restricted Stock: 100%)
Timothy L. Clarot	Less Than Plan (0%) Plan (Cash Bonus: 30%; Restricted Stock: 50%) Maximum (Cash Bonus: 60%; Restricted Stock: 100%)
Michael Voevodsky	Less Than Plan (0%) Plan (Cash Bonus: 30%; Restricted Stock: 50%) Maximum (Cash Bonus: 60%; Restricted Stock: 100%)
James A. Marini	Less Than Plan (0%) Plan (Cash Bonus: 30%; Restricted Stock: 50%) Maximum (Cash Bonus: 60%; Restricted Stock: 100%)
(1) The restricted stock awards, if earned, would be valued based on the closing price of the Company’s common stock on the date of grant. Unless otherwise determined by the Compensation Committee, one-half of the restricted shares would vest over a three-year period in one-third increments. The other half of the restricted shares would vest in early 2010 only if 2009 performance objectives to be established by the Compensation Committee were met.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MATRIXX INITIATIVES, INC.
(Registrant)

William J. Hemelt
Executive Vice President, Chief Financial Officer,
and Treasurer
Date: February 15, 2006